EXHIBIT 10.1A
EXECUTION VERSION

SECOND AMENDMENT AND RESTATEMENT AGREEMENT

Dated 9 September 2014
in respect of an
UNSECURED UNCOMMITTED
REVOLVING FACILITIES AGREEMENT
ORIGINALLY DATED 10 SEPTEMBER 2012
between
STARBEV NETHERLANDS B.V. and MOLSON COORS NETHERLANDS B.V.
as Existing Borrowers
MOLSON COORS LUX 2 and MOLSON COORS EUROPEAN FINANCE COMPANY
as New Borrowers
MOLSON COORS BREWING COMPANY
as Guarantor
UNICREDIT BANK CZECH REPUBLIC AND SLOVAKIA, A.S. (FORMERLY UNICREDIT BANK CZECH REPUBLIC, A.S.)
and
CITIBANK EUROPE PLC, ORGANIZAČNÍ SLOŽKA
as Arrangers
with
UNICREDIT BANK AG, LONDON BRANCH
acting as Agent

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THIS SECOND AMENDMENT AND RESTATEMENT AGREEMENT (this “Agreement”) is dated 9 September 2014 and made between:

(1)
STARBEV NETHERSELANDS B.V., a private limited liability company (besloten vennootschap met beperkte aansprakeliikheid) incorporated under Dutch law, having its official seat (statuaire zetel) in Amsterdam, the Netherlands and its office address at Naritaweg 165, 1043BW Amsterdam, the Netherlands, registered in the commercial register of the Chamber of Commerce in the Netherlands under number 55268390 as a borrower (“Starbev”);

(2)
MOLSON COORS NETHERLANDS B.V., a private limited liability company (besloten vennootschap met beperkte aansprakeliikheid) incorporated under Dutch law, having its official seat (statuaire zetel) in Amsterdam, the Netherlands and its office address at Naritaweg 165, 1043BW Amsterdam, the Netherlands, registered in the commercial register of the Chamber of Commerce in the Netherlands under number 34362656 as a borrower (“Molson Netherlands” and together with Starbev, the “Existing Borrowers”);

(3)
MOLSON COORS LUX 2, a Luxembourg private limited liability company (société à responsabilité limitée) having its registered office at 21-25 Allee Scheffer, L-2520, Luxembourg, Grand-Duchy of Luxembourg, registered with the Luxembourg Register of Commerce and Companies under number B 168684 as a borrower and having a share capital of EUR 548,620.713 (“Lux2”);

(4)
MOLSON COORS EUROPEAN FINANCE COMPANY, a Luxembourg private limited liability company (société à responsabilité limitée) having its registered office at 21-25 Allee Scheffer, L-2520, Luxembourg, Grand-Duchy of Luxembourg, registered with the Luxembourg Register of Commerce and Companies under number B 168466 as a borrower and having a share capital of EUR 12,400 (“MC European Finco” and together with Lux2, the “New Borrowers”), with the New Borrowers and the Existing Borrowers together, the “Borrowers”;

(5)
MOLSON COORS BREWING COMPANY, a Delaware corporation with its executive offices at 1225 17th Street, Suite 3200, Denver, Colorado, USA 80202 and 1555 Notre Dame Street East, Montréal, Québec, Canada H2L 2R5 as guarantor (the “Guarantor” and together with the Borrowers, the “Obligors”);

(6)
UNICREDIT BANK CZECH REPUBLIC AND SLOVAKIA, A.S. (FORMERLY UNICREDIT BANK CZECH REPUBLIC, A.S.) and CITIBANK EUROPE PLC, operating in the Czech Republic through CITIBANK EUROPE PLC, ORGANIZAČNÍ SLOŽKA, as mandated lead arrangers (the “Arrangers”);

(7)	THE FINANCIAL INSTITUTIONS listed in Schedule 1 (The Original Lenders) as lenders (the “Original Lenders”); and

(8)	UNICREDIT BANK AG, LONDON BRANCH as agent of the other Finance Parties (the “Agent”).
WHEREAS:

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(A)
This Agreement is supplemental to the revolving facilities agreement originally dated 10 September 2012 between the Existing Borrowers, the Guarantor, the Agent, certain of the Arrangers and certain of the Original Lenders, as amended, restated, supplemented, varied or extended (however fundamentally) from time to time including as amended on 18 March 2013, as amended and restated on 9 September 2013 and as further amended on 19 May 2014 (the “Original Facilities Agreement”).

(B)	The parties wish to amend the Original Facilities Agreement on the terms and subject to the conditions set out in this Agreement.
THIS AGREEMENT WITNESSES AND IT IS HEREBY AGREED AS FOLLOWS:

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1.	INTERPRETATION

1.1	In this Agreement, capitalised terms defined in the Original Facilities Agreement have, unless expressly defined in this Agreement, the same meaning in this Agreement and:
“Amended Facilities Agreement” means the Original Facilities Agreement, as amended and restated by this Agreement; and
“Effective Date” means the date on which the Agent confirms to the Obligors that it has received all of the documents and other evidence listed in Schedule 2 (Conditions Precedent) to this Agreement, and that each is in form and substance satisfactory to the Lenders (acting reasonably).

1.2
Clauses 1.2 (Construction) and 1.4 (Third party rights) of the Original Facilities Agreement shall be deemed to be incorporated into this Agreement save that references in the Original Facilities Agreement to “this Agreement” shall be construed as references to this Agreement.

1.3	This Agreement constitutes a Finance Document for the purposes of the Original Facilities Agreement and the Amended Facilities Agreement.

2.	AMENDMENT TO ORIGINAL FACILITIES AGREEMENT
With effect from the Effective Date, the Original Facilities Agreement shall be amended and restated so that it will be read and construed for all purposes as set out in Schedule 3 (Amended Facilities Agreement).

3.	ACCESSION OF THE NEW BORROWERS
With effect from the Effective Date:

(a)	each New Borrower agrees to become a Borrower and to be bound by the terms of the Amended Facilities Agreement as a Borrower as if it had been an original party to the Original Facilities Agreement;

(b)
each other party to this Agreement acknowledges and agrees that the New Borrowers will accede as Borrowers to the Amended Facilities Agreement and waives the restriction set out in Clause 27 (Changes to the Obligors) of the Original Facilities Agreement;

(c)
each of the parties to this Agreement shall acquire the same rights and benefits and assume the same obligations between themselves as they would have acquired and assumed had such New Borrowers been an original party to the Original Facilities Agreement as Borrowers; and

(d)	each New Borrower confirms that its details for the purposes of clause 33 (Notices) of the Amended Facilities Agreement are set out below:

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Name	:	Molson Coors European Finance Company
Address	:	21-25 Allee Scheffer, L-2520, Luxembourg
Telephone	:	352 270 012 277
Fax	:	352 270 012 205
Attention		Category Manager A

Name	:	Molson Coors Lux 2
Address	:	21-25 Allee Scheffer, L-2520, Luxembourg
Telephone	:	352 270 012 277
Fax	:	352 270 012 205
Attention		Category Manager A

4.	AGREEMENT BY OBLIGORS

4.1	Each of the Obligors agrees and acknowledges that, save as amended by this Agreement, the Finance Documents shall continue in full force and effect.

4.2
The Guarantor agrees that the guarantee and indemnity contained in clause 20 (Guarantee and Indemnity) of the Original Facilities Agreement (as amended and restated from time to time, including as varied, amended, supplemented or extended (however fundamentally) by this Agreement) shall, on and after the Effective Date:

(a)
continue in full force and effect notwithstanding the amendments referred to in Clause 2 (Amendment to the Original Facilities Agreement) and extend to the liabilities and obligations of each of the Obligors under the Amended Facilities Agreement and the other Finance Documents (as amended and restated however fundamentally from time to time); and

(b)
apply equally to the obligations of the Obligors under Clauses 6 (Expenses and Stamp Duty) as if set out in full in this Agreement save that references in the Amended Facilities Agreement to “this Agreement” shall be construed as references to this Agreement.

4.3
Each Obligor shall, at the request of the Agent and at its own expense, do all such acts and things necessary or desirable to give effect to the amendments effected or to be effected pursuant to this Agreement.

5.	REPRESENTATIONS AND WARRANTIES
Each Obligor jointly and severally makes the Repeating Representations to the Lenders on the terms set out in Clause 21 (Representations) of the Amended Facilities Agreement as if such clause was set out in full in this Agreement and as if references to “this Agreement” in that clause were references to this Agreement on the date of this Agreement and the Effective Date.

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6.	EXPENSES AND STAMP DUTY

6.1	Without prejudice to clause 19 (Costs and Expenses) of the Original Facilities Agreement,

(a)
each Obligor shall promptly on demand pay the Agent and the Arrangers the amount of all costs and expenses (including legal fees) reasonably incurred by any of them in connection with the negotiation, preparation, printing, execution and perfection of this Agreement and any other documents referred to in this Agreement and the transactions contemplated in this Agreement; and

(b)
each Obligor, within five (5) Business Days of demand, pay to each Finance Party the amount of all costs and expenses (including legal fees) incurred by it in connection with the enforcement of or the preservation of any rights under this Agreement.

6.2
Each Obligor shall pay and, within three (3) Business Days of demand, indemnify each Finance Party against any cost, loss or liability that Finance Party incurs in relation to all stamp duty, registration and other similar taxes payable in respect of this Agreement.

7.	PROLONGATION FEE

7.1
In consideration of the Lenders agreeing to the amendments contemplated by Clause 2 above, Starbev and Molson undertake to pay to the Lenders a prolongation fee in an amount equal to 0.05 per cent. of their Facility A Commitments (calculated as if the Effective Date had occurred on the date of this Agreement) as at the date of this Agreement (the “Prolongation Fee”).

7.2	The Prolongation Fee shall accrue from the date of signing of this Agreement and will be payable on the earlier of:

(a)	10 Business Days from the date of this Agreement; and

(b)	the Effective Date.

7.3
The Prolongation Fee is exclusive of any VAT, which shall be paid by the Obligors if chargeable. The Obligors shall pay, or cause to be paid, any VAT chargeable on the Prolongation Fee to the Lenders in an amount equal to the amount of VAT and all related penalties, costs and interest.

7.4
The Prolongation Fee is payable to the Lenders in EUR for their own account in full without any setoff, deductions or withholding of any kind (unless required by law) and in immediately available, freely transferable, cleared funds to the account notified by the Lenders for this purpose. If a deduction or withholding is required by law to be made, the amount of the payment due to the Lenders shall be increased to an amount which (after making the deduction or withholding) leaves an amount equal to the amount that would have been due if no such deduction or withholding had been required.

7.5
No amount in respect of the Prolongation Fee paid pursuant to this Agreement shall be refunded or repayable in any circumstance and shall not be subject to reduction by way of setoff or counterclaim or otherwise be affected by any claim or dispute relating to any

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other matter, and is not creditable towards the payment of any other amount due under the Finance Documents.

8.	COUNTERPARTS
This Agreement may be executed in any number of counterparts and all of such counterparts taken together shall be deemed to constitute one and the same instrument.

9.	GOVERNING LAW
This Agreement and any non-contractual obligations arising out of or in connection with it are governed by English law.

10.	ENFORCEMENT

10.1
(a)    The courts of England have exclusive jurisdiction to settle any dispute arising out of or in connection with this Agreement (including a dispute relating to the existence, validity or termination of this Agreement or any non-contractual obligation arising out of or in connection with this Agreement) (a “Dispute”).

(b)	The Parties agree that the courts of England are the most appropriate and convenient courts to settle Disputes and accordingly no Party will argue to the contrary.

(c)
This Clause 10.1 is for the benefit of the Finance Parties only. As a result, no Finance Party shall be prevented from taking proceedings relating to a Dispute in any other courts with jurisdiction. To the extent allowed by law, the Finance Parties may take concurrent proceedings in any number of jurisdictions.

10.2	Without prejudice to any other mode of service allowed under any relevant law, each New Borrower:

(a)
irrevocably appoints Molson Coors Brewing Company (UK) Ltd at its registered office being, on the date of this Agreement, 137 High Street, Burton-on-Trent, Staffordshire DE14, 1JZ, England as its agent for service of process in relation to any proceedings before the English courts in connection with any Finance Document; and

(b)	agrees that failure by a process agent to notify the relevant New Borrower of the process will not invalidate the proceedings concerned.

10.3
If any person appointed as an agent for service of process is unable for any reason to act as agent for service of process, each Obligor must immediately (and in any event within five days of such event taking place) appoint another agent on terms acceptable to the Agent. Failing this, the Agent may appoint another agent for this purpose.

THIS AGREEMENT has been entered into on the date stated at the beginning of this Agreement and executed as a deed by the Borrowers and the Guarantor and is intended to be and is delivered by them as a deed on the date specified above.

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Schedule 1

The Original Lenders

UNICREDIT BANK CZECH REPUBLIC AND SLOVAKIA, A.S. (FORMERLY UNICREDIT BANK CZECH REPUBLIC, A.S.)
CITIBANK EUROPE PLC, operating in the Czech Republic through CITIBANK EUROPE PLC, ORGANIZAČNÍ SLOŽKA

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Schedule 2
Conditions Precedent

1.	Obligors

(a)	A copy of the constitutional documents of each Existing Borrower and the Guarantor.

(b)	A copy of the articles of association of each New Borrower.

(c)	A copy of a resolution of the board of directors of each Obligor (or in the case of the Luxembourg Obligors, a resolution of the managers):

(i)	approving the terms of, and the transactions contemplated by, this Agreement and the execution, delivery and performance thereof;

(ii)	authorising a specified person or persons to execute this Agreement on its behalf; and

(iii)	authorising a specified person or persons, on its behalf, to sign and/or despatch all documents and notices to be signed and/or despatched by it under or in connection with this Agreement.

(d)	A specimen of the signature of each person authorised by the resolution referred to in paragraph (c) above in relation to this Agreement and related documents.

(e)	If applicable, a copy of a resolution signed by all the holders of the issued shares in each Borrower, approving the terms of, and the transactions contemplated by, this Agreement.

(f)	If applicable, a copy of a resolution of the board of directors of each corporate shareholder of the Guarantor approving the terms of the resolution referred to in paragraph (c) above.

(g)	A certificate of each New Borrower confirming that borrowing the Total Commitments would not cause any borrowing or similar limit binding on that Obligor to be exceeded.

(h)
A certificate of an authorised signatory of each Obligor certifying that each copy document relating to it specified in this Schedule 2 is correct, complete and in full force and effect and has not been amended or superseded as at a date no earlier than the date of this Agreement.

2.	Finance Documents
This Agreement executed by the Obligors.

3.	Legal opinions

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The following legal opinions, each addressed to the Finance Parties, all in form and substance satisfactory to the Agent (acting reasonably):

(a)	A legal opinion of White & Case (Europe) LLP, legal advisers to the Agent as to English law regarding the validity and enforceability of this Agreement.

(b)	A legal opinion Nauta Dutilh N.V., legal advisers to the Agent as to Dutch law regarding the capacity and authority of the Existing Borrowers to enter into this Agreement.

(c)
A legal opinion of NautaDutilh Avocats Luxembourg, legal advisers to the Agent and the Arrangers as to Luxembourg law regarding the capacity and authority of the New Borrowers to enter into this Agreement.

(d)	A legal opinion of Mr. E. Lee Reichert, Deputy General Counsel to Molson Coors Brewing Company regarding the capacity and authority of the Guarantor to enter into this Agreement.

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Schedule 3    - See Exhibit 10.1B
Amended Facilities Agreement

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Signatories
The Existing Borrowers

Executed as a Deed By: STARBEV NETHERLANDS B.V.	/s/ E. Lee Reichert By: E. Lee Reichert, Director /s/ J.P.V.G. Visser By: J.P.V.G. Visser, Director

Executed as a Deed By: MOLSON COORS NETHERLANDS B.V.	/s/ E. Lee Reichert By: E. Lee Reichert, Director B /s/ J.P.V.G. Visser By: J.P.V.G. Visser, Director A

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The New Borrowers

Executed as a Deed By: MOLSON COORS LUX 2	/s/ E. Lee Reichert By: E. Lee Reichert, Manager A
/s/ Xavier de Cillia By: Xavier de Cillia, Manager B

Executed as a Deed By: MOLSON COORS EUROPEAN FINANCE COMPANY	/s/ E. Lee Reichert By: E. Lee Reichert, Manager A
/s/ Xavier de Cillia By: Xavier de Cillia, Manager B

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The Guarantor Executed as a Deed By: MOLSON COORS BREWING COMPANY	/s/ Michael Rumley By: Michael Rumley Title: Vice President Global Treasurer

In the presence of:             /s/ Kathleen M. Kirchner
Witness Name:                     Kathleen M. Kirchner
Witness Address:                     c/o Molson Coors Brewing Company
                             1225 17th Street, Suite 3200
Denver, Colorado 80202

Witness Occupation                     Senior Corporate Governance and                                   Securities Paralegal

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The Arrangers

UNICREDIT BANK CZECH REPUBLIC AND SLOVAKIA, A.S. (FORMERLY UNICREDIT BANK CZECH REPUBLIC, A.S.)	/s/ Michael Bárta By: Michal Bárta na základӗ pověření/by proxy /s/ Jan Nosek By: Jan Nosek na základӗ pověření/by proxy

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The Arrangers

CITIBANK EUROPE PLC PRESENT when the Common Seal of Citibank Europe plc was affixed to this deed and this deed was delivered:	/s/ Aidan Brady By: Aidan Brady Director /s/ Deirdre Pepper By: Deirdre Pepper Company Secretary

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The Agent

UNICREDIT BANK AG, LONDON BRANCH	/s/ Thomas Hancock By: Thomas Hancock Associate /s/ Beatrix Brunschweiler By: Beatrix Brunschweiler Managing Director

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The Lenders

UNICREDIT BANK CZECH REPUBLIC AND SLOVAKIA, A.S. (FORMERLY UNICREDIT BANK CZECH REPUBLIC, A.S.)	/s/ Michael Bárta By: Michal Bárta na základӗ pověření/by proxy /s/ Jan Nosek By: Jan Nosek na základӗ pověření/by proxy

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The Lenders

CITIBANK EUROPE PLC PRESENT when the Common Seal of Citibank Europe plc was affixed to this deed and this deed was delivered:	/s/ Aidan Brady By: Aidan Brady Director /s/ Deirdre Pepper By: Deirdre Pepper Company Secretary

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